QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

CORPORATE ACTION BY UNANIMOUS CONSENT OF THE DIRECTORS
OF
DIGITAL ANGEL CORPORATION

        The undersigned, being all the directors of Digital Angel Corporation (f/k/a Medical Advisory Systems, Inc.) (the "Corporation"), a Delaware corporation, hereby adopt the following resolutions pursuant to Section 141(f) of the General Corporation Law of Delaware:

        WHEREAS, ARTICLE XI of the By-laws of the Corporation provides for the amendment of the By-laws by the Board of Directors; and

        WHEREAS, the Board of Directors of the Corporation deems it advisable to amend certain By-laws of the Corporation;

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby amends the Bylaws of the Corporation by adding a new Article Twelve, as follows:

ARTICLE XII—RESTRICTIONS ON CERTAIN ACTIONS

Section 1. Certain Restrictions on Certain Actions.

        The Corporation shall not take any of the following actions without the approval of the holders of 66.6% of the issued and outstanding common stock of the Corporation:

        (i)    implementing a Bankruptcy Decision with respect to the Corporation or any of its direct or indirect subsidiaries if, at the time such Bankruptcy Decision is implemented or is to be implemented, (A) a Bankruptcy Decision has been made with respect to Applied Digital Solutions, Inc., a corporation organized under the laws of Missouri ("ADS"), or any of its direct or indirect subsidiaries, or (B) ADS is in default under or with respect to any obligation for borrowed money, including the Credit Documents, regardless of whether such default has been declared; and

        (ii)   approving any issuance of Corporation Stock (or securities of any of its direct or indirect subsidiaries) or securities convertible into or exercisable for Corporation Stock (or securities of any of its direct or indirect subsidiaries), including options or warrants for Corporation Stock (or securities of any of its direct or indirect subsidiaries), for (A) non-cash consideration or (B) cash consideration of less than Fair Market Value.

        For the purposes of items (i) and (ii) above, the following defined terms shall have the following meanings:

        "Bankruptcy Decision" means, with respect to a specified entity, any of the following actions: (i) filing any voluntary petition in bankruptcy on behalf of such entity, (ii) consenting to the filing of any involuntary petition in bankruptcy against such entity, (iii) filing any petition seeking, or consenting to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or insolvency, on behalf of such entity, (iv) consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such entity or a substantial part of the property of such entity, (v) making any assignment for the benefit of creditors on behalf of such entity, (vi) admitting in writing the inability of such entity to pay its debts generally as they become due, or (vii) taking any action by such entity in furtherance of any of the foregoing actions.

        "Corporation Stock" means the common stock, par value $.005 per share, of the Corporation, and any stock into which such common stock shall have been changed, any stock resulting from any reclassification of such common stock, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization), and all other stock of any class or classes (however designated) of the Corporation (or its successors) the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

        "Credit Agreement" means that certain Third Amended and Restated Term Credit Agreement, dated as of March 1, 2002, among IBM Credit Corporation, Digital Angel Share Trust, ADS and the other parties thereto.

        "Credit Documents" means the Credit Agreement, the Guarantee (as defined in the Credit Agreement), and any security agreements, leases, instruments, documents, guarantees, schedules of assignment, contracts and similar agreements, including schedules, attachments, exhibits and ancillary documentation or other supporting documents, executed by or on behalf of each Borrower (as defined in the Credit Agreement), or any other Loan Party (as defined in the Credit Agreement), and delivered to Lender (as defined in the Credit Agreement), pursuant to the Credit Agreement or otherwise, and all amendments, supplements and other modifications to the foregoing from time to time.

        "Fair Market Value" means, on any date specified, the average of the daily Market Price of a share of Corporation Stock during the 10 consecutive trading days before such date, except that, if on any such date the shares of Corporation Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, Fair Market Value shall be the Market Price on such date.

        "Market Price" means, on any date specified, an amount per share of Corporation Stock equal to (i) the last reported sale price of such common stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Corporation Stock is then listed or admitted for trading, (ii) if such Corporation Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Corporation Stock on such date, (iii) if there shall have been no trading on such date or if the Corporation Stock is not so designated, the average of the closing bid and asked prices of the Corporation Stock on such date as shown by the NASD automated quotation system, or (iv) if such Corporation Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 10 days of the date as of which the determination is to be made) determined in good faith by the Corporation's Board of Directors.

Section 2. Amendment of Article Twelve.

        The provisions of this Article Twelve may only be amended or repealed as follows: (i) by the Board of Directors of the Corporation after the filing of an Amendment to the Certificate of Incorporation of the Corporation containing substantially the same terms as those set forth in Section 1 of this Article Twelve, or (ii) by the holders of 66.6% of the issued and outstanding common stock of the Corporation at any time.

        RESOLVED FURTHER, that the Board of Directors of the Corporation also hereby amends and restates Article Eleven of the Bylaws of the Corporation in its entirety as follows:

ARTICLE XI—AMENDMENTS

Section 1. Amendments.

        Subject to Section 2 of Article Twelve, these by-laws may only be amended or repealed by the unanimous approval of Board of Directors at any meeting or by the approval of the holders of 66.6% of the issued and outstanding common stock of the Corporation at any meeting. Upon the earlier of (i) the filing of an Amendment to the Certificate of Incorporation of the Corporation containing substantially the same terms as those set forth in Section 1 of Article Twelve, or (ii) the approval of the holders of 66.6% of the issued and outstanding common stock of the Corporation, this Section 1 of Article XI shall automatically terminate and be of no further force or effect and Section 2 of this Article Eleven shall come into effect without any further action.

Section 2. Amendments.

        Provided Section 1 of this Article Eleven has terminated in accordance with its provisions and is no longer in effect, these by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

        RESOLVED FURTHER, that each of the officers of the Corporation be and hereby is authorized to execute such documents and to take any and all such actions which any or each of they deems necessary or desirable to effect the above resolutions.

        This Consent may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        Dated and effective as of March 27, 2002.

/s/ RICHARD J. SULLIVAN Richard J. Sullivan
/s/ RANDOLPH K. GEISSLER Randolph K. Geissler
/s/ KENNETH D. LARSON Kenneth D. Larson
/s/ RICHARD S. FRIEDLAND Richard S. Friedland
/s/ HOWARD S. WEINTRAUB Howard S. Weintraub

Being all the directors.

BY-LAWS OF MEDICAL ADVISORY SYSTEMS, INC.

ARTICLE 1—OFFICES

        The registered office in the state of Delaware shall be located in the city of Wilmington, county of New Castle. The corporation may have such other offices, either within or without the state of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE II—STOCKHOLDERS

Section 1. Annual Meeting

        An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings

        Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such times as they or he shall fix.

Section 3. Notice of Meetings

        Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less then ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

        When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum

        At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

        If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization

        Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business

        The chairman of any meeting of stockholders shall determine the order of business and the procedure of the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 7. Proxies and Voting

        At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

        Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

        All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

        All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast. There shall be no cumulative voting.

Section 8. Stock List

        A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

        The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Informal Action

        Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III—BOARD OF DIRECTORS

Section 1. Number and Term of Office

        The number of directors who shall constitute the whole board shall be such number not less than three except as otherwise authorized by the Certificate of Incorporation. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

        Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies

        If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

Section 3. Regular Meetings

        Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings

        Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less then three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum

        At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings by Conference Telephone

        Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business

        At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers

        The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

        (1)   To declare dividends from time to time in accordance with law;

        (2)   To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

        (3)   To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

        (4)   To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

        (5)   To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

        (6)   To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

        (7)   To adopt from time to time such insurance, retirement, and other benefit plants for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,

        (8)   To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.

Section 9. Compensation of Directors

        Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

ARTICLE IV—COMMITTEES

Section 1. Committees of the Board of Directors

        The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member or any committee and any alternate member in his place the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business

        Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V—OFFICERS

Section 1. Generally

        The officers of the corporation shall consist of a president, one or more vice-presidents, a secretary/treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. President

        The President shall be the chief executive officer of the corporation. Subject to the provisions of these by-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. Vice-Presidents

        Each vice-president shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the vice-president who has served in such capacity for the longest time shall perform the duties and exercise the powers of the President.

Section 4. Treasurer

        The treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

Section 5. Secretary

        The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate books.

Section 6. Delegation of Authority

        The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision thereof.

Section 7. Removal

        Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations

        Unless otherwise directed by the Board of Directors, the president shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI—INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

        The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

        The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

        The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation.

        Nothing contained in this Article VI, or elsewhere in these By-Laws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

        For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE VII—STOCK

Section 1. Certificates of Stock

        Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock

        Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designed to transfer shares of stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VII of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore3.

Section 3. Record Date

        The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to an change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates

        In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations

        The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII—STOCKHOLDER OPTIONS, AGREEMENTS, INCENTIVE PLANS AND REDEMPTION AGREEMENTS

Section 1.

        The Board of Directors may enter into such stockholder agreements, options, incentive plans and redemption agreements, as said Board shall determine to be in the best interest of the corporation.

ARTICLE IX—NOTICES

Section 1. Notices

        Whenever notice is required to be given to any stockholder, director, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2. Waivers

        A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business not the purpose of any meeting need be specified in such a waiver.

ARTICLE X—MISCELLANEOUS

Section 1. Facsimile Signatures

        In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal

        The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer

Section 3. Reliance upon Books, Reports and Records

        Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year

        The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 5. Time Periods

        In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE XI—AMENDMENTS

Section 1. Amendments

        These by-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

/s/ RONALD WAYNE PICKETT Ronald Wayne Pickett
/s/ GARNETT PICKETT Garnett Pickett

QuickLinks

  Exhibit 3.2
CORPORATE ACTION BY UNANIMOUS CONSENT OF THE DIRECTORS OF DIGITAL ANGEL CORPORATION
BY-LAWS OF MEDICAL ADVISORY SYSTEMS, INC.